                                                                    EXHIBIT 21.1





                              LIST OF SUBSIDIARIES


       NAME OF SUBSIDIARY                                                     STATE OF INCORPORATION
       ------------------                                                     ----------------------
TriStar Airline Services, Inc.                                                         Texas
TriStar Aircraft Services, Inc.                                                        Texas
Pride Aviation, Inc.                                                                 Oklahoma